EXHIBIT 23.2

                         Consent of Independent Auditors

         We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-17393, 333-40823 and 333-40825, 333-57231,
333-64429,  333-68159 and  333-87761) of our report dated February 15, 1999 with respect to the consolidated financial statements and schedule of Engineering Animation, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                 /s/ Ernst & Young LLP

Minneapolis, Minnesota
April 11, 2000